EXHIBIT 10(42)
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                        HARRAH'S ENTERTAINMENT, INC.
                             Stock Option Award



   THIS CERTIFIES THAT the Human Resources Committee of the Board of Directors of Harrah's Entertainment, Inc. has awarded
   __________________________________ a Nonqualified Stock Option to
   purchase ___________________ shares of the Company's Common Stock at a price of ____________ per share.

   Original Grant Date: ___________________

   This option is exercisable as follows:








   This award is subject to the terms and conditions on the reverse side of this award and to the terms and conditions of the Company's 1990 Stock Option Plan, as it may be amended from time to time. A summary of certain of the Plan's terms and conditions is included on the reverse side of this award. This document constitutes part of a prospectus concerning securities that have been registered under the Securities Act of 1933.

   DATED as of this ______________ day of _____________________, 19_______.


                                        HARRAH'S ENTERTAINMENT, INC.





   /s/ Rebecca W. Ballou                /s/ Michael D. Rose
   -------------------------------      ------------------------------------
   Secretary                            Chairman of the Board



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                          SUMMARY OF CERTAIN CONDITIONS

Shares of Harrah's Entertainment, Inc. ("Harrah's Entertainment" or "Company") common stock may be purchased under this stock option. Subject to the terms and conditions of the Plan, the term of this option is 10 years and one day from the original grant date shown on the front side of this certificate. The option is exercisable in accordance with the stated
schedule indicated on the front side of this certificate by giving written notice addressed to the Corporate Compensation Department, Harrrah's Entertainment, Inc. 1023 Cherry Road, Memphis, TN 38117 (or such other address designated by the Company), specifying the number of shares to be purchased and by payment of the option price according to the rules of the Plan.

Subject to the Plan and the Administrative Regulations thereunder and contractual provisions, this stock option, to the extent not exercised, shall terminate and be forfeited on the expiration of 10 years and one day from the original grant date shown on the front side of this certificate, upon breach by the optionee of any provision of this option, or upon optionee's ceasing to be an active employee of Harrah's Entertainment (or its legal successor) or its subsidiaries for any reason including, but not limited to, retirement and voluntary or involuntary termination including termination due to sale or closure of a business unit or sale of a subsidiary, provided however:

- If active employment ceases during the term of this stock option because of death or disability, then the unexercised portion of the options that were already vested (i.e., exercisable) at that time plus 50 percent of any future unvested installments shall be exercisable in full on the date of death or on the date of the determination of disability, as the case may be. All remaining unvested options will be forfeited.

- The time period to exercise vested options, following retirement for age, death or determination of disability during the term of this option while in the employ of the Company (or its legal successor) or its subsidiaries, is as follows:

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                       Years of Service                Period to Exercise
                       ----------------                  Vested Options
                                                   after Death, Disability or
                                                   --------------------------
                                                              Retirement
                                                              ----------
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                  under 10 years (for death                    one year
                        or disability)

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                  10 to 20 years (for death,                   two years
                  disability or retirement)

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                 20 or more years (for death                  three years
                   disability or retirement
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-    Retirement means termination during the term of this option at or after age 55 and having 10 or more years of service with the Company (or its legal successor) or its subsidiaries. Disability means a determination (while you are an employee or on authorized leave) that you qualify for long-term disability insurance under the Company's LTD policy. Upon death, vested options may be exercised by your proper legal representative (executor or administrator) or your legal beneficiary subject to the Company being properly assured and legally advised of the rights of such persons.

- Reference is made to the vesting acceleration provisions in the Plan's Administrative Regulations which provisions are applicable upon a "Change in Control" (as defined in, and subject to, such Regulations).


This stock option shall be non-transferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during optionee's lifetime only by optionee.

This stock option may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state laws or rules of any stock exchange where the common stock of Harrah's Entertainment, Inc., (or its legal successor) is listed.

ALL THE TERMS AND CONDITIONS OF THE HARRAH'S ENTERTAINMENT, INC., 1990 STOCK OPTION PLAN AND ADMINISTRATIVE REGULATIONS THEREUNDER, AS AMENDED FROM TIME TO TIME, ARE INCORPORATED HEREIN BY REFERENCE. ANY CONFLICT OR QUESTIONS OF INTERPRETATION SHALL BE GOVERNED BY THE PROVISIONS OF THE PLAN, THE PLAN'S ADMINISTRATIVE REGULATIONS AND THE DECISIONS OF THE HUMAN RESOURCES COMMITTEE.

This stock option is subject to the special clause regarding non-competition as approved by the Human Resources Committee on December 15, 1995 and made a part of this award.

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                               Special Clause
                Harrah's Entertainment, Inc. (the "Company")



On December 15, 1995 the Human Resources Committee of the Company's Board of Directors approved the following clause that applies to all stock options granted on or after December 15, 1995, under the Company's 1990 Stock Option Plan:

(1) If the employee (a) terminates his or her employment voluntarily and within one year thereafter, directly or indirectly, without the prior written consent of the Company, goes to work for or provides services or assistance (as an employee, partner, investor, consultant or in any other capacity) to a competing business in the United States; or (b) directly or indirectly solicits or recruits to a competing business any employee (salary grade 20 and higher) of the Company or of its direct or indirect subsidiaries during the one year after voluntary employment termination, then the former employee will be obligated to repay to the Company in cash any aggregate spread (less taxes paid by the employee thereon) realized upon any exercise of the stock option that occurred during the last three months of employment or thereafter.


(2) A competing business is defined as any business that competes with any business operated or managed by the Company or its direct or indirect subsidiaries in the United States at the time of the employee's termination of employment.

(3) Competition does not include an investment of 1% or less in the public stock or public debt of a competing company.

(4) The chief executive officer will have authority on behalf of the Company to determine whether the clause has been violated. The Human Resources Committee will make this determination in regard to the chief executive officer.


(5) The Company will have a right of set-off to collect the spread from any amounts owed to the employee including deferred compensation.